AMENDED AND RESTATED BY-LAWS
OF
VOXX INTERNATIONAL CORPORATION
(As amended and Restated Effective December 1, 2011)

ARTICLE I
OFFICES

Section 1.    The Corporation's registered office shall be as stated from time to time in the certificate of incorporation.

Section 2.    The Corporation may have offices at such places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.    The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on such date and at such time and place, either within or without the State of Delaware, as shall be determined by the board of directors (the “Board”) and stated in the notice of the meeting. The meeting may be adjourned from time to time and place to place until its business is completed.

Section 2.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the entire Board. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 3.     Notice of every meeting of the stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4.     The officer or agent who has charge of the stock ledger or transfer book of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 5.    Each outstanding share of stock shall be entitled to vote in accordance with the provisions for voting included in the certificate of incorporation. In determining the number of shares of stock required by law, by the certificate of incorporation or by these by-laws to be represented for any purpose, or to determine the outcome of any matter submitted to stockholders for approval or consent, the number of shares represented or voted shall be weighted in accordance with the provisions of the certificate of incorporation regarding voting powers of each class of stock. Any reference in these by-laws to a majority of the voting stock or a majority of the stock voting shall be deemed to refer to a majority of the voting power of such stock. Issues shall be determined by a class vote only when a class vote is required by the certificate of incorporation.

Section 6.     The holders of a majority of the voting stock issued and outstanding entitled to vote on the matter or matters presented, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum shall fail to attend any meeting of the stockholders, the chairman of the meeting may adjourn the meeting to another place, date or time, without notice other than announcement at the meeting. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of the meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.     When a quorum is present at any meeting, the election of a person to fill any office shall be determined by the vote of a plurality of the stock voting on such election, and any other question brought before that meeting shall be determined by the vote of a majority of the stock voting on such question, present in person or represented by proxy, unless the question is one upon which, by express provision of statute or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8.     The order of business and all other matters of procedure at every meeting of the stockholders shall be determined by the chairman of the meeting in accordance with the certificate of incorporation. The Board may appoint two or more inspectors of election to serve at every meeting of the stockholders at which directors are to be elected.

ARTICLE III
DIRECTORS

Section 1.    The number of directors which shall constitute the entire Board shall be three, unless and until otherwise determined by a vote of a majority of the entire Board or a majority of the voting stock. The term “entire Board” as used in these by-laws means the total number of directors which the Corporation would have if there were no vacancies. Each director elected shall hold office until his successor is elected and qualified. The Board may, by resolution, increase or decrease the size of the entire Board subject to the provisions of the certificate of incorporation, but any decrease shall be only for the purpose of eliminating vacancies existing by reason of the death, resignation or removal of one or more directors. A director may be removed from office in accordance with the provisions of the certificate of incorporation.

Section 2.    Vacancies and newly created directorships shall be filled in certificate of incorporation.

Section 3.    The business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 4.     The regular annual meeting of the Board shall be held without call or notice immediately after and at the same place as the annual meeting of the stockholders. Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.

Section 5.     Special meetings of the Board may be called by the President upon his own action, or by any officer of the Corporation upon the request of a majority of the entire Board. Notice of every special meeting of the Board shall be given to each director at his regular place of business, or at such other address as shall have been furnished by him for that purpose. Such notice shall be given at least twenty-four hours before the meeting by telephone or by being personally delivered or telegraphed, or shall be given at least three business days before the meeting by mail. Notice is complete when sent. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 6.     Except as otherwise provided by statute or in these by-laws, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be deemed the act of the Board. Less than a quorum may adjourn any meeting of the Board from time to time, without notice other than announcement at the meeting.

Section 7.    Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 8.    Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 9.     The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, including an Audit Committee and a Compensation Committee, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at the meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation except those which by law, the certificate of incorporation or these by-laws may not be delegated. Such committee or committees shall have such names or names as may be determined from time to time by resolution adopted by the Board. All members of such committees shall hold such offices at the pleasure of the Board. The Board may abolish any such committee at any time.

Notwithstanding the provisions of this section set forth above, the following provisions shall govern the creation and operation of the Affiliate Transaction Committee (the “Affiliate Transaction Committee Provisions”). Audiovox hereby establishes an Affiliate Transaction Committee consisting of three independent directors. Only Class A directors elected by Audiovox's Class A shareholders who are not current or former officers of Audiovox or any of its subsidiaries may be members of the Affiliate Transaction Committee. The Affiliate Transaction Committee shall, to the fullest extent permitted by law, have authority to exercise all the power of the Board of Directors to negotiate, review and approve or disapprove any proposed transaction involving aggregate consideration of more than $1 million between (a) Audiovox or any of its subsidiaries and (b) any director, officer as defined in 17 C.F.R. § 16a-1(f), or controlling shareholder of Audiovox and any other person or entity who is or was at any time in the three-year period preceding the date of the proposed transaction, an affiliate or associate of Audiovox, as defined in 8 Del. C. § 203(c)(1), (2). Any member of the Affiliate Transaction Committee who is a participant or beneficiary of any proposed transaction shall be recused from considering the proposed transaction.

The Affiliate Transaction Committee shall have standing authorization, in its sole discretion, to retain legal and/or other advisors of its choice, which advisors shall report directly to the Committee. The Affiliate Transaction Committee shall have standing authorization, in its sole discretion, to make public any opinions or reports it receives from such advisors. Subsequent to the Affiliate Transaction Committee's consideration of any transaction, the Committee shall report its determinations (if any) to the Board of Directors and to Audiovox's Chief Executive Officer and Chief Financial Officer. Subject to any applicable confidentiality obligations, Audiovox shall include a summary of the Committee's determinations in the next regular annual report to be filed by Audiovox under the Securities Exchange Act of 1934. Notwithstanding the provisions of Article XI of these By-Laws, the Affiliate Transaction Committee Provisions shall not be amended, altered or repealed without the vote of two-thirds of the Class A directors and the affirmative vote of the holders of a majority of the outstanding Class A common stock.

Section 10.     Unless otherwise provided by the Board, a majority of the members of any committee appointed by the Board shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee. Any such committee may, subject to any rules prescribed by the Board, prescribe its own rules for calling, giving notice of and holding meetings and its method of procedure at such meetings, but unless otherwise provided by the Board or such rules, its business shall be conducted in the same manner as is provided by these by-laws for the conduct of business by the Board. Each committee shall keep regular minutes of its meetings and shall report its actions to the Board.

ARTICLE IV
NOTICES

Section 1.     Except as may be otherwise specifically provided herein or therein, whenever, under the provisions of the Delaware General Corporation Law or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telex or similar means, in which case it shall be deemed to have been given when transmitted.

Section 2.    Whenever any notice is required to be given under the provisions of the Delaware General Corporation law or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 1.    The officers of the Corporation shall be appointed or elected by the Board. The officers shall consist of a President, a Treasurer, a Secretary and such other officers, including one or more Executive Vice-Presidents, Vice-

Presidents, Assistant Secretaries and Assistant Treasurers, as the Board, the President or the Treasurer may from time to time determine.

Section 2.     The President shall be the chief executive officer of the Corporation. He shall have the general powers and duties of supervision and management of the business and affairs of the Corporation which normally pertain to his office and shall perform such other duties and have such other powers as the Board, the President or the Secretary may from time to time prescribe. The President shall preside at all meetings of stockholders and of the Board, unless the Board shall otherwise provide. He shall see that all orders and resolutions of the Board are carried into effect.

Section 3.    The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board may otherwise provide.

Any Assistant Treasurer shall have such powers and perform such duties as the Board, the President or the Treasurer may from time to time designate.

Section 4.    The Secretary shall record all the proceedings of the meetings of the stockholders and the Board (including committees of the Board) in books kept for that purpose. In his absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his signature. He shall have such other duties and powers as may be designated from time to time by the Board or the President.

Any Assistant Secretary shall have such powers and perform such duties as the Board, the President or the Secretary may from time to time designate.

Section 5.    Subject to these by-laws and to such limitations as the Board may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board or the President.

Section 6.    The compensation of the officers shall be fixed from time to time by the Board; provided, however, that the Board of Directors may authorize any officer or committee to fix the compensation of officers and employees. No officer shall be prevented from receiving compensation by reason of the fact that such officer is also a director.

Section 7.     The officers shall hold office until their successors are chosen and shall have qualified. Any officer elected or appointed by the Board may be removed at any time by the Board with or without cause. Any vacancy occurring in the offices of President, Treasurer or Secretary of the Corporation shall be filled by the Board, and any vacancy in any other office may be filled by the Board.

Section 8.     Except as otherwise provided by the Board, the President and any Executive Vice-President shall each have the power in the name of or on behalf of the Corporation to execute proxies for the voting of stock owned by the Corporation in any other corporation for use at any meeting of stockholders of such other corporation.

ARTICLE VI
CAPITAL STOCK

Section 1.    The shares of capital stock of the Company shall be represented by a certificate, unless and until the Board of Directors of the Company adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Company theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Company signed by, or in the name of the Company by, (a) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officers, the President or any Executive Vice President, and (b) the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Company.

Section 2.    Subject to any restrictions on transfer specified or noted on the stock certificate or in the certificate of incorporation or imposed by law, stock of the Company shall be transferable in the manner prescribed by applicable law in these By-Laws. Transfers of stock shall be made on the books of the Company, and in the case of certificated shares of stock, only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate thereof, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person's attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Company shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Company shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Company or the transfer agent thereof. No transfer of stock shall be valid as against the Company for any purpose until it shall have been entered in the stock records of the Company by an entry showing from and to whom transferred.

Section 3.    Except as may otherwise may be required by law, by the certificate of incorporation or by these by-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these by-laws.

It shall be the duty of each stockholder to notify the Corporation of his, her or its post office address.

Section 4.    In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days (or such longer period as may be required by law) before the date of such meeting, nor more than sixty days prior to any other action. In such cases, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the books of the Corporation after the record date.

If no record date is fixed; (i) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.     In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the Corporation against any claim on account thereof, as the Board may prescribe.

ARTICLE VII
DIVIDENDS

Section 1.     Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 3.    In the event dividends are declared by the Board, the stock transfer books of the Corporation shall not be closed but a record date will be set by the Corporation, upon which date the transfer agent will take a record of all stockholders entitled to the dividends without closing the transfer books.

ARTICLE VIII
INDEMNIFICATION

Section 1.     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who had ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in section 2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of (i) an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise (hereinafter an “undertaking”) and (ii) assurances that the indemnitee can fulfill such undertaking, in form and substance satisfactory to the Board of Directors by a majority vote of a quorum consisting of directors who are not party to the proceeding; provided, however, that in the event all of the directors are party to the proceeding, no such assurances shall be required.

Section 2.     If a claim under Section 1 of this Article Eighth is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to, recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this section or otherwise shall be on the Corporation.

Section 3.     The rights to indemnification and to the advancement of expenses conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
Section 5.    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any person who was or is an employee or agent of the Corporation or was or is serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent of the provisions of this Article Eighth with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE IX
FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board.

ARTICLE X
SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the date 1987 and the words “Corporate Seal, Delaware”.

ARTICLE XI
AMENDMENTS

These by-laws may be supplemented, amended or repealed or new by-laws may be adopted by a majority vote of the entire Board, or at any regular or special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such stockholders meeting. Any by-law, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders.